Exhibit 10.31

PHILLIPS 66
Terms & Conditions
For
[•] Stock Option Program

Grant Date:	[•]
Grant Price:	[•]
Vesting Schedule:	One third on each anniversary date of grant in the first three years

This document applies to Awards made under the Stock Option Program (“Program”) provided under the 2013 Omnibus Stock and Performance Incentive Plan of Phillips 66 (“Plan”) or any successor to the Plan. Phillips 66 reserves the right to discontinue or change this Program at any time.

Capitalized terms shall have the meaning designated in this Program. Capitalized terms not defined in this Program shall have the meaning set forth in the Plan.

•
Authorized Party means the person who is authorized to approve an Award, exercise discretion, or take action under the Program pursuant to the Plan. With regard to the CEO and Senior Officers, the Committee is the Authorized Party. With regard to other Employees, the CEO is the Authorized Party, although the Committee may act concurrently as the Authorized Party.

•
Award means cash, stock option, performance share unit, restricted stock unit or any other form of equity or cash pursuant to the Program’s applicable terms, conditions and limitations as the Authorized Party may provide in order to fulfill the objectives of the Program.

•
Award Agreement means any written or electronic agreement setting forth, or incorporating by reference, the terms, conditions, and limitations applicable to an Award to a Participating Employee. An Award Agreement may be unilaterally issued by the Company and need not be executed or countersigned by the Participating Employee.

•	Board means the Board of Directors of Phillips 66.

•
CEO means the Chief Executive Officer of Phillips 66. Where applicable, CEO also refers to the person holding that title but acting as a Special Equity Award Committee pursuant to the authority granted by the Board.

•	Committee means the Human Resources and Compensation Committee of the Board of Directors of the Company, or any successor committee to it.

•	Company means Phillips 66, a Delaware Corporation.

•
Disability means a disability for which the Employee in question has been determined to be entitled to either, (i) benefits under the applicable long-term disability plan of the Participating Company or (ii) disability benefits under the Social Security Act. In the absence of any determination, the Authorized Party may make a determination that the Employee has a Disability.

•	Eligible Employee shall include Employees that meet the participation requirements for this Program. Being an Eligible Employee does not guarantee an Award.

•	Employee shall include employees of Phillips 66 and its subsidiaries, as designated in the records of the Company and its subsidiaries.

•
Fair Market Value means, as of a particular date, the mean between the highest and lowest sales price per share on the consolidated transaction reporting system for the principal national securities exchange on which shares are listed on that date rounded to 5 decimals, or, if there is no sale reported on that date, on the next preceding date on which a sale is reported or, at the discretion of the Committee, the price prevailing on the exchange at a designated time.

•	Grant Date means the date the Award is granted.

•	Grant Price is a simplified way of describing “Fair Market Value as of Grant Date”. It is the price at which Employees may exercise their right to receive cash or shares under the terms of an Award.

•
Layoff means an applicable Termination due to layoff under the Phillips 66 Severance Pay Plan, Phillips 66 Executive Severance Plan, or the Phillips 66 Key Employee Change in Control Severance Plan, or layoff or redundancy under any similar layoff or redundancy plan which the Participating Company may adopt from time to time. If all or any portion of the benefits under the redundancy or layoff plan are contingent on the Employee’s signing a Release of Liability or covenant not to compete or both, the Termination shall not be considered as a “Layoff” for purposes of the Program unless the Employee executes and does not revoke a Release of Liability, a covenant not to compete, or both, acceptable to the Company, under the terms of the layoff or redundancy plan.

•
Participating Company includes Phillips 66 and its 100% owned subsidiaries, including both those directly owned and those owned through subsidiaries, whose participation has been approved by the Authorized Party.

•	Participating Employee shall include Eligible Employee receiving an Award under this Program. Being a Participating Employee does not guarantee a distribution.

•	Plan Administrator means the Phillips 66 Employee internally responsible for the administration of Programs.

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Release of Liability is a form provided to an Employee upon Layoff. Unless the Participating Employee executes and does not revoke the Release of Liability, the Participating Employee forfeits all Awards.

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Retirement means Termination at age 55 or older with a minimum of 5 years of service with a Participating Company; provided, however, that with regard to an Employee not on the United States payroll, the Authorized Party may approve the use of a different definition. Service is defined by the policies of the Participating Company.

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Senior Officer means all officers of the Company who report directly to the CEO, and all other officers of the Company who are a Senior Vice President and above, or who are reporting officers under Section 16 of the Securities Exchange Act of 1934.

•	Shares means shares of PSX common stock.

•	Stock Option means a right to purchase a specified number of Shares at a specified Grant
Price pursuant to the applicable terms, conditions, and limitations established by the Authorized Party. Stock Options issued will be nonqualified, which means they can be issued to Employees or members of the Board.

•
Termination means cessation of employment with the Participating Companies, determined in accordance with the policies and practices of the Participating Company for whom the Employee was last performing services.

•	Termination Date is defined as the first date an Employee is no longer employed by and performing services for a Participating Company.

I. GENERAL CONDITIONS

1.
The Committee, or to the extent authorized by the Committee, the CEO, or another designated individual or committee, shall have the right to terminate, suspend, withdraw, amend, or modify the Program in whole or in part at any time. The CEO shall review this document and may amend it as necessary.

2.
Awards are subject to forfeiture or recoupment, in whole or in part, under applicable law, including the Sarbanes-Oxley Act and the Dodd-Frank Act. Awards are also subject to forfeiture or recoupment in the event a Participating Employee’s negligence or misconduct results in materially misstated financial or other data, as determined by the Human Resources & Compensation Committee and the Audit & Finance Committee of the Board. If the Authorized Party determines that, subsequent to the receipt of any Award, the Participating Employee has engaged or is engaging in any activity which, in the sole judgment of the Authorized Party, is or may be detrimental to the Participating Company, the Authorized Party may cancel all or part of any or all Awards to that Participating Employee.

3.
Upon any change in the outstanding stock of the Company by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, or other similar changes, the Committee shall make corresponding adjustments, as appropriate.

4.
In addition to the terms and conditions described, Awards are subject to all other applicable provisions of the Plan. The decisions of the Committee with respect to questions arising as to the interpretation of the Plan or the Award Agreement and as to findings of fact shall be final, conclusive, and binding.

5.	No provision of this document shall confer any right upon the Employee to continue employment with any Participating Company.

6.	The Award Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware.

7.
Without the consent of the Employee, the Award Agreement may be amended or supplemented (i) to cure any ambiguity or to correct or supplement any provision which may be defective or inconsistent with any other provision, or (ii) to add to the covenants and agreements of the Company for the benefit of an Employee or to add to the rights of an Employee or to surrender any right or power reserved to or conferred upon the Company in the Award Agreement, provided, in each case, that such changes or corrections shall not adversely affect the rights of the Employee with respect to the grant of an Award evidenced without the Employee’s consent, or (iii) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in the interpretation of, any law or governmental rule or regulation, including any applicable federal or state securities or tax laws.

III. DETERMINATION OF AWARD
The Award shall be held in escrow by the Company until the lapsing of restrictions placed upon the Stock Options. Generally, restrictions shall lapse and Stock Options become exercisable to the extent that one third of the Stock Options (rounded down to the nearest whole share) shall be exercisable on the first anniversary of the Grant Date. On the second anniversary date of the Grant Date, an additional one third of the Stock Options (rounded down to the nearest whole share) shall become exercisable. On the third anniversary date of the Grant Date, the remaining Stock Options shall become exercisable. Stock Options granted under this Procedure will be for a term of ten years. An Authorized Party may, however, designate another term, not in excess of ten years, with respect to any Award. Participating Employees shall not have the right to sell, transfer, assign, or otherwise dispose of Stock Options until the escrow is terminated.

IV. EFFECT OF TERMINATION OF EMPLOYMENT
The following is meant to clarify what happens in the event of various Terminations for Participating Employees with Awards.

1.
Death. If a Participating Employee dies while in the employ of a Participating Company, the Participating Employee’s rights to any Award will pass to the beneficiary on file with the third-party administrator, or in the absence of a designated beneficiary, to the executor or administrator of the estate of the Participating Employee. However, the Award will be subject to the terms and conditions that applied to the Participating Employee before their death. Rights cannot be assigned or transferred other than by will or the laws of descent and distribution. No transfer of an Award by the Participating Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and any other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Award. If a beneficiary designation conflicts with an assignment by will or under the laws of descent and distribution, the beneficiary designation will prevail.

2.
Disability. If a Participating Employee terminates employment by reason of Disability and has Awards with restrictions, the Participating Employee shall retain all rights provided by the Award at the time of Termination.

3.	Layoff. The following details how Awards with restrictions are handled when a Participating Employee Terminates by reason of Layoff:

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If the Participating Employee’s employment with a Participating Company is terminated by reason of Layoff prior to a date six months from Grant Date, the Award shall be canceled and all rights thereunder shall cease.

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If the Participating Employee’s employment with a Participating Company is terminated by reason of Layoff on or after six months from Grant Date, prior to a date one year from the Grant Date, and the Participating Employee completes the required Release of Liability, then the Participating Employee shall retain a prorated portion of the Award. The prorated portion of the Award shall vest and retain the original exercise schedule. The percent of the Award to be retained will be computed by multiplying the original number of Shares granted by a percentage as outlined in Attachment A. The calculation shall be rounded to the nearest whole share. If a Participating Employee is terminated by reason of Layoff, but meets the definition of Retirement, Retirement disposition prevails.

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If the Participating Employee’s employment with a Participating Company is terminated by reason of Layoff on or after one year from Grant Date and the Participating Employee completes the required Release of Liability, then the Participating Employee shall retain all rights provided by the Award at the time of the Termination.

4.	Retirement. The following details how Awards with restrictions are handled when a Participating Employee Terminates by reason of Retirement:

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If the Participating Employee’s employment with a Participating Company is terminated by reason of Retirement prior to a date six months from Grant Date, the Award shall be canceled and all rights thereunder shall cease.

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If the Participating Employee’s employment with a Participating Company is terminated by reason of Retirement on or after a date six months from Grant Date, the Participating Employee shall retain all rights provided by the Award at the time of Termination.

5.
If the Participating Employee Terminates for any reason other than death, Disability, Layoff, or Retirement, the vested and unvested portion of the Award shall be canceled and all rights thereunder shall cease; however, the Authorized Party may, in its sole discretion, determine that all or any portion of the Award shall not be cancelled due to Termination.

6.
Leaves. Whether any leave of absence shall constitute Termination for the purposes of any Award granted under these Programs shall be determined by the Plan Administrator in each case in accordance with applicable law and by application of the policies and procedures adopted by the Company in relation to such leave of absence.

7.
Divestiture, Outsourcing or Move to Joint Venture. If, after the date the Award is granted, a Participating Employee ceases to be employed by a Participating Company as a result of (a) the outsourcing of a function, (b) the sale or transfer of all or a portion of the equity interest of the Participating Company (removing it from the controlled group of companies of which the Company is a part), (c) the sale of all or substantially all of the assets of the Participating Company to another employer outside of the controlled group of corporations (whether the Participating Employee is offered employment or accepts employment with the other employer), (d) the Termination of the Participating Employee by a Participating Company followed by employment within a reasonable time with a company or other entity in which the Company owns, directly or indirectly, at least a 50% interest, or (e) any other sale of assets determined by the Authorized Party to be considered a divestiture under this Program, the vested and unvested portion of the Award shall be forfeited unless (i) the Authorized Party may, in its or his sole discretion, determine that all or a portion of any Award shall not be canceled or (ii) the Award is retained as a result of another provision of this Program.

8.	Transfer. Transfer of employment between Participating Companies shall not constitute Termination for the purpose of any Award granted under the Program.

9.
Change in Control. If a Change in Control occurs and the Participating Employee is Terminated, all restrictions applicable to any Award shall lapse and the Stock Options will remain exercisable for the rest of their term.

V. EXERCISE AND PAYMENT FOR SHARES

1.	Upon the vesting of restrictions, the Participating Employee can initiate exercising the Stock Options by contacting the third-party administrator designated by the Plan Administrator.

2.	In all cases, if a Participating Employee is subject to trading restrictions, authorization prior to exercising of Stock Options must be obtained by Senior Counsel SEC.

3.
Upon exercise the Participating Employee is responsible for paying the cost of the Shares at Grant Price, along with applicable taxes and fees (see Taxation of Distributions). The payment may be made in cash or by tendering Shares.

VI. TAX WITHHOLDING

1.
Exercise of a Participating Employee’s Award will generally result in required tax withholding or expatriate hypothetical tax obligation. The Participating Employee is responsible for required withholding taxes associated with an exercise.

2.
The Company will generally withhold Shares for taxes to meet tax obligations. The value of the Shares withheld for this purpose shall not exceed the minimum withholding amount required by applicable laws and regulations. With the Plan Administrator’s approval, Participating Employees may request a different withholding rate.

3.
If the Participating Employee spent time as an expatriate outside of their home country the Participating Employee will be tax equalized, with the intent that the Participating Employee receives no adverse tax consequences for their expatriate service, which could be different depending upon each country. The Participating Employee’s distribution will reflect any expatriate hypothetical tax obligation.

4.
The Company may take appropriate measures to ensure that corrective actions related to withholding tax obligations are completed in a timely manner. The Plan Administrator will take steps, as it deems necessary or desirable for the withholding of any taxes that are required by laws or regulations of any governmental authority in connection with any distribution.